UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2011 (July 29, 2011)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242 Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (727) 592-9400

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On July 29, 2011, the Company had a Special Meeting in Lieu of an Annual Meeting of Shareholders to elect directors of BlastGard for the coming year; and to ratify, adopt and approve an amendment to BlastGard’s Articles of Incorporation to increase the number of shares of Common Stock to 500,000,000, $.001 par value. The Proxy Statement set forth Management's proposed slate of directors, namely, Andrew R. McKinnon, James F. Gordon, Michael J. Gordon and Paul W. Henry. Of the four directors listed on the ballot, only Michael Gordon, Paul Henry, and Andrew McKinnon were re-elected to the Board. The following were the voting tallies:

In the election of directors, Andrew R. McKinnon received 34,252,546 shares in favor of his re-election and 15,118,892 shares were withheld.

In the election of directors, James F. Gordon received 19,531,310 shares in favor of his re-election and 29,840,128 shares were withheld.

In the election of directors, Michael J. Gordon received 48,768,740 shares in favor of his re-election and 602,698 shares were withheld.

In the election of directors, Paul W. Henry received 30,399,944 shares in favor of his re-election and 18,971,494 shares were withheld.

The foregoing does not include broker non-votes.

The shareholders also ratified, adopted and approved an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000, $.001 par value. This proposal received 55,155,973 shares in favor of the amendment, 2,174,472 shares were against the amendment and 899,049 shares abstained from voting.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.                      Description

3.1                      Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

August 2, 2011	By:	/s/ Michael J. Gordon
Michael J. Gordon
Chief Executive Officer